Exhibit 10.11(a)

FIRST AMENDMENT TO THE
MINERALS TECHNOLOGIES INC.
NON-FUNDED DEFERRED COMPENSATION AND UNIT AWARD PLAN FOR
NON-EMPLOYEE DIRECTORS
(As Amended and Restated, Effective January 1, 2008)

WHEREAS, pursuant to Section 14 of the Minerals Technologies Inc. Non-Funded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the “Plan”), the Plan may be amended by action of the Board of Directors of Minerals Technologies Inc. (the “Company”); and

WHEREAS, the Company desires to amend the Plan to revise the valuation of Units under the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2012, as follows:

1.	Section 7(a) of the Plan shall be amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“For purposes of this Section 7(a), amounts that are to be paid on a Unit in the year of the director’s separation from service shall be valued as the average closing market price of the Company’s common stock on the first ten business days of the month following the month in which such separation occurs, and amounts that are to be paid on a Unit in the year following the year of the director’s separation from service shall be valued as the average closing market price of the Company’s common stock on the first ten business days of the year following the year in which such separation occurs.”

2.         Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has authorized the undersigned to execute this amendment, and this amendment is executed on this 18th day of January, 2012.

                          MINERALS TECHNOLOGIES INC.

                          By: /s/ Thomas J. Meek
                          Title:  Senior Vice President